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                                                                   EXHIBIT 10.32



                             STERLING WEST BANCORP

                            FORM OF PROMISSORY NOTE

     Principal __________ Los Angeles, California June 20, 1997. For the value received, the undersigned hereby promises to pay to _____________ at the following address: 3287 Wilshire Blvd., Los Angeles, CA 90010 or at such other address as the holder may specify in writing, the principal sum of __________ plus interest as provided below.

Interest only shall be payable monthly commencing July 1, 1997 and continuing on the 1st day of each month thereafter, at the initial rate of 10% percent per annum, computed on the basis of a three hundred sixty (360) day year and actual days elapsed from date hereof until paid in full. Principal shall be payable on September 18, 1997, together with all accrued and unpaid interest. Principal and interest is payable in lawful money of the United States of America. The maker and endorser of the note hereby waive diligence, demand, presentment, protest and notice. The rate of this note is a variable Interest Rate.

The interest rate may increase or decrease depending upon subsequent increases or decrease in this loan's interest rate which is 1.5% per annum in excess of Bank of America's ("Bank's") prime rate in effect from time to time. Any change in the Bank's prime rate will be effective on this loan on the same day and will increase or decrease the scheduled payments.

The unpaid balance of this obligation at any time shall be the total amounts advanced by the holder hereof, less the amount of payments made hereon by or for the undersigned. This note shall evidence all such advances regardless of whether the unpaid balance shall at any time be reduced to zero.

At maturity this note will renew for an additional ninety days automatically, subject to renewal for a maximum maturity of up to one year, unless change is requested by the note holder.



STERLING WEST BANCORP



By   /s/ JOSEPH C. CARONA
   ---------------------------
   Joseph C. Carona
   Chief Financial Officer


THIS IS NOT AN OBLIGATION OF STERLING BANK
THIS IS NOT A DEPOSIT INSURED BY THE F.D.I.C.